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                                                                    Exhibit 10.3


                                    AGREEMENT

     This AGREEMENT entered into this 31st day of October, 1995 by and between NutraGenics, Inc. a Nevada corporation, having its principle offices at 8300 N. Hayden Road, Suite 207, Scottsdale, Arizona 85258 (hereinafter referred to as "NutraGenics") and C. Everett Koop, M.D., residing at 5924 Maplewood Park Place, Bethesda, Maryland 20814 (hereinafter referred to as "Koop").

                              W I T N E S S E T H:

     WHEREAS, NutraGenics is a public company in the business of manufacturing, marketing and selling a product called "Vitenol-E(TM), a vitamin E-like complex that has been shown to be effective in reducing critical events associated with coronary heart disease and stroke;

     WHEREAS, Koop is a medical physician who has been in the scientific, medical and health profession for 30 years, including appointment to the position of Surgeon General for the United States, as well as other scientific, medical and health related advisory positions;

     WHEREAS, Koop is simultaneously with the execution of this Agreement, purchasing Twenty Thousand (20,000) shares of unregistered common stock of NutraGenics $.001 par value at a price of $1.00 per share (hereinafter referred to as the "Stock") for investment purposes only pursuant to a separate Investment Letter dated the date hereof; and

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     WHEREAS, upon execution of this Agreement, Koop will be elected by the
Board of Directors of NutraGenics as a member of the Board of Directors of NutraGenics for the purpose of guiding, counseling and assisting in the growth and development of NutraGenics;

     NOW THEREFORE, in consideration of the mutual covenants and provisions herein contained, the parties intending to be legally bound, agree as follows:

     FIRST:    ELECTION OF KOOP AS A MEMBER OF THE
               BOARD OF DIRECTORS OF NUTRAGENICS

     (a) If elected, Koop agrees to serve as a member of the Board of Directors of NutraGenics for three (3) consecutive one (1) year terms commencing October 31, 1995.

     (b) As a member of the Board of Directors of NutraGenics, Koop hereby agrees to hold himself reasonably available (taking into consideration Koop's other commitments and responsibilities) to help guide, counsel and assist in the growth and development of NutraGenics.

     (c) In the event that Koop is not elected as a member of the Board of Directors of NutraGenics, Koop, nevertheless, agrees to hold himself reasonably available (taking into consideration Koop's other commitments and responsibilities) to help guide, counsel and assist in the growth and development of NutraGenics for a period of three (3) years commencing with the date hereof.



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     SECOND:         EXPENSES

     NutraGenics will reimburse Koop for expenses incurred by him during the course of services for NutraGenics hereunder including travel, lodging and meals, provided the same have been authorized by NutraGenics and that an accounting is made to NutraGenics.

     THIRD:          EXTENT OF SERVICES

     (a) It is understood by the parties to this Agreement that Koop is an independent contractor, and no rights of agency are conferred by NutraGenics upon Koop. Koop does not have, nor shall he hold himself out as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of or binding upon NutraGenics.

     (b) It is acknowledged that Koop's services shall be non-exclusive. It is further acknowledged that during the term of this Agreement Koop will be privy to information proprietary to NutraGenics and Koop shall maintain such proprietary information as confidential and for the benefit of NutraGenics, provided, that the foregoing shall not apply to any information which (i) at the time of the disclosure thereof by Koop, was generally available to the public other than as a result of disclosure, directly or indirectly, by Koop or was available to Koop on a nonconfidential basis prior to its disclosure to Koop by NutraGenics from a source which was not itself bound by a confidentiality agreement with NutraGenics or (ii) Koop is obligated to disclose by law.

     (c) NutraGenics shall carry no Workmen's Compensation



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insurance or any health or accident insurance for Koop. NutraGenics shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer-employee relationship.

         FOURTH: OPTION TO PURCHASE NUTRAGENICS COMMON STOCK

         (a) NutraGenics does, simultaneously with the execution of this Agreement, grant Koop the option (the "Option") to purchase One Hundred and Eighty Thousand (180,000) shares of the Stock (the "Option Shares") at a price of One Dollar and Fifty Cents ($1.50) per share (hereinafter referred to as the "Exercise Price") for a period of three (3) years commencing with the date hereof (the "Option Period"). The Exercise Price and the number and type of securities subject to the Option are subject to adjustment as provided in paragraph (b) of this Article FOURTH.

         (b) In the event that, during the period between the date hereof and the Closing Date (as hereinafter defined), any reclassification, reorganization, stock split, stock dividend, merger, consolidation, combination, exchange of securities, or other similar change in respect of the capitalization of NutraGenics shall occur, then appropriate adjustment shall be made in the number of Option Shares and/or kind of securities to be issued as Option Shares and the Exercise Price so that the Option Shares shall be that number of shares of common stock and/or other securities that Koop would have held after such reclassification,

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reorganization, stock split, stock dividend, merger, consolidation, combination, exchange of securities, or other similar change if the Closing Date had occurred immediately prior to such reclassification, reorganization, stock split, stock dividend, or other change and all references herein to the Option Shares shall be deemed to refer to such adjusted number and/or kind of securities.

         (c) In the event that, during the period between the date hereof and the Closing Date, there is a partial or complete liquidation or spin-off of any assets owned by NutraGenics, NutraGenics will give Koop thirty (30) days prior written notice of such event so that Koop may exercise any part or all of his Option prior to such liquidation or spin-off.

         (d) At any time during the Option Period, Koop shall have the right to purchase from NutraGenics, in round numbered size allotments of blocks of at least Ten Thousand (10,000) shares, up to that number of Option Shares then subject to the Option, at the Exercise Price in effect at the time of such exercise. Koop shall notify Nutragenics in writing by certified or registered mail of his intention to exercise the Option. The closing and the issuance to Koop of the unregistered common stock of NutraGenics (the "Closing Date") shall be held within thirty (30) days of Koop's notice to exercise the Option. Koop shall sign an investment


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letter for all stock issued pursuant to the Option in form and substance as annexed hereto.

         (e) In the event of the demise of Koop at any time during the option period, Koop's estate shall have the right to exercise the Option for a period which is the lesser of one year or the balance of the Option Period.

         FIFTH: REPRESENTATIONS AND WARRANTIES
                OF NUTRAGENICS

         NutraGenics represents and warrants to Koop as follows:

         (a) NutraGenics will cooperate fully and timely with Koop to enable Koop to perform his duties as a member of the Board of Directors of NutraGenics under this Agreement.

         (b) The execution and performance of this Agreement by NutraGenics has been duly authorized by the Board of Directors of NutraGenics through the adoption and execution of formal executed resolutions of the Board of Directors of NutraGenics.

         (c) The performance by NutraGenics of this Agreement will not violate any applicable court decree, federal, state or local law, ordinance or regulation, nor will such performance violate any provision of NutraGenics' organizational documents or any contractual obligation by which NutraGenics may be bound.

         (d) Any and all information supplied by NutraGenics to Koop shall be true, accurate, and complete.

         (e) NutraGenics is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The authorized capital of NutraGenics consists of

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50,000,000 shares of common stock, par value $.001 per share, of which 9,757,862 shares have been issued and are outstanding on the date hereof. NutraGenics represents and warrants to Koop that (i) it shall at all times during the Option Period have a number authorized and unissued shares of Stock at least equal to the number of shares then subject to the Option and (ii) the Stock, when issued pursuant to the terms and conditions of this Agreement and the Option, will have been duly authorized, validly issued, fully paid and nonassessable.

         (f) NutraGenics shall, to the fullest extent permitted by section
78.751 of the General Corporation Law of the State of Nevada, as that Section may be amended and supplemented from time to time, indemnify Koop, under that Section against any expenses, liabilities or other matters referred to in or covered by that Section . The indemnification provided for in this paragraph (i) shall not be deemed exclusive of any other rights to which Koop may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Koop's official capacity and as to action in another capacity while holding office as a director of NutraGenics, (ii) shall continue as to Koop if he has ceased to be a director, officer or trustee, and
(iii) shall inure to the benefit of Koop's heirs, executors and administrators. Any reasonable expenses incurred by Koop in defending a civil or criminal action, suit or proceeding brought against him by reason of the fact that he is or was a director,


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officer, employee, or agent of NutraGenics, or is or was serving at the request of NutraGenics as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be paid by NutraGenics as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt by NutraGenics of an undertaking by or on behalf of Koop to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by NutraGenics in respect thereof.

         (g) NutraGenics will not use Koop's name or the fact that he is a director of NutraGenics for the endorsement, marketing or sale of any of NutraGenics, products.

         SIXTH: INDEMNIFICATION AND HOLD HARMLESS

         NutraGenics agrees to protect, defend, indemnify and hold Koop harmless from any and all claims, demands, liabilities, suits, judgments and damages that may be asserted against Koop for wrongful acts alleged by third parties to have been committed by NutraGenics or any of its officers, employees, agents, subsidiaries or affiliates. This agreement to hold Koop harmless from any such claims shall include the immediate reimbursement of all reasonable costs and expenses incurred by Koop in defending any such claims, including the payment of reasonable attorney's fees of an attorney selected by Koop and NutraGenics and the payment of any settlement or judgment that may arise from such claims.


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         SEVENTH: ENDORSEMENT OF STOCK CERTIFICATE

         Koop agrees that there will be placed on the certificates of any unregistered common stock of NutraGenics purchased by Koop pursuant to this Agreement or the Option, a legend stating in substance as follows:

              The shares represented by this certificate have not been registered under the Securities Act of 1933, have been acquired for investment and may not be sold transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or the availability of an exemption from such registration requirement.

         EIGHTH: NOTICES

         Any notice to be given under this Agreement shall be sufficient if it is in writing and is sent by certified or registered mail to the addresses specified as follows:

                           NutraGenics, Inc.
                           8300 North Hayden Road
                           Suite 207
                           Scottsdale, Arizona 85258

                           Attention:  Mr. Ronald H. Lane
                                       Chief Executive Officer

                           C. Everett Koop, M.D.
                           5924 Maplewood Park Place
                           Bethesda, Maryland 20814

or as otherwise directed by NutraGenics or Koop from time to time.

         NINTH: WAIVER

         The waiver by NutraGenics or Koop of compliance with any provisions of this Agreement shall not operate or be construed as a waiver of due performance or compliance by Koop or NutraGenics thereafter.


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         TENTH: ASSIGNMENT

         The rights and obligations of NutraGenics under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of NutraGenics, however, Koop cannot assign his personal obligations pursuant to Article FIRST and THIRD. The rights of Koop under the Option and pursuant to Article FIFTH (f) and Article SIXTH shall inure to the benefit of Koop's heirs, administrators, executors and devisees.

         ELEVENTH: ENTIRE AGREEMENT: MODIFICATION

         This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

         TWELFTH: LAWS TO GOVERN

         This Agreement shall be deemed to have been made in the State of New York, therefore, the interpretation validity and performance of this Agreement shall be construed and enforced the accordance with the laws of the state of New York and the parties consent to the exclusive jurisdiction of the state and federal courts of the State of New York.


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         THIRTEEN: ARBITRATION

         Any and all disputes of whatsoever kind or nature arising out of or concerning this Agreement, its interpretation or effect, shall be determined by the exclusive means of arbitration in the City of New York before the American Arbitration Association of the City of New York, in accordance with its rules and regulations then in effect, and the decision upon such arbitration shall be final and binding upon all of the parties to this Agreement. The cost and expenses of arbitration, including the reasonable attorney's fees, and disbursements of the successful party, shall be paid by the party against whom the arbiters render a decision, unless the decision of the arbiters specifically provides otherwise for good cause, and judgment upon such award may be entered in the Supreme Court of the State of New York or any other state in which any party to this Contract is a resident. Such determination shall be made by a panel of at least three (3) arbitrators. The parties agree that prior to the arbitration hearing each shall have the right, within thirty (30) days after the selection of the arbitrators, to take the depositions of the officers, agents and employees of the other party, provided all costs incident to any such depositions shall be paid by the party requesting such depositions. Either party within said period may request production of relevant documents from the other parties and upon receipt of such request the party required to supply such documents shall do so immediately and within ten (10) days of such request.


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All discovery disputes shall be resolved by the American Arbitration
Association, and all discovery shall be completed within ninety (90) days unless otherwise extended by agreement or order of the arbitrators. All costs and expenses, including travel expenses, incident to any discovery requested by a party shall be paid for by the requesting party; provided, however, that the arbitrators may assess said costs against. one or the other party following a hearing of the dispute. The arbitrators may assess interest on any amount awarded. In all other respects, the arbitration shall proceed under the rules and regulations then obtaining of the American Arbitration Association.

         FOURTEEN: SEVERABILITY

         Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. In the event that any part, article, paragraph or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of this Agreement shall continue in full force and effect. If any tribunal or court or appropriate jurisdiction deems any provision hereof (other than for the payment of money) unreasonable, said tribunal or court may declare a reasonable modification hereof, and this Agreement shall be valid and enforceable, and the parties hereto agree to be bound by and perform the same, as thus modified.


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         FIFTEEN: HEADINGS

         The headings of the paragraphs of this Agreement are for the convenience of reference only and do not form a part thereof and in no way modify, interpret or construe the meanings or the parties.

         SIXTEEN: COUNTERPARTS

         This Agreement may be signed upon any number of counterparts with the same effect as if the signature to each were upon the same agreement. Signatures by facsimile transmission shall be deemed acceptable and binding on the parties hereto.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

(seal)                         NUTRAGENICS, INC.

                               By:/s/Ronald H. Lane
                                  --------------------------------------
                                  Ronald H. Lane, Chairman and
                                  Chief Executive Officer

                               /s/ C. Everett Koop
                               -----------------------------------------
                               C. Everett Koop, M.D.



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